                                                                       EXHIBIT B

                                VOTING AGREEMENT
                                ----------------


          VOTING AGREEMENT (the "Agreement"), dated as of November 19, 1999, among the undersigned stockholders (the "Stockholders") of Prodigy Communications Corporation, a Delaware corporation ("Prodigy"), and SBC Communications Inc., a Delaware corporation ("SBC"). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the meaning assigned to such terms in the Investment Agreement (as defined below).

          WHEREAS, contemporaneously with the execution of this Agreement, Prodigy, Prodigy Sub, Operating Partnership, SBC, and SBC Sub have entered into an Investment, Issuance, Contribution and Assumption Agreement (the "Investment Agreement"), providing for, among other things, the approval and adoption of the Restated Certificate of Incorporation and the Amended and Restated By-Laws (collectively, the "Charter and By-Law Amendments") and the approval of the Investment Share Issuance, the Prodigy Contribution, the Unit Issuance and SBC Contribution and the other transactions contemplated thereby (collectively, the "Transactions") upon the terms and subject to the conditions set forth in the Investment Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Transactions and the Charter and By-Law Amendments;

          WHEREAS, contemporaneously with the execution of this Agreement, Prodigy, Operating Partnership, SBC and SBC Sub have entered into a Strategic and Marketing Agreement (the "Strategic Agreement"), providing for the transactions contemplated thereby upon the terms and subject to the conditions set forth in the Strategic Agreement;

          WHEREAS, the Investment Agreement contemplates the execution and delivery of this Agreement;

          WHEREAS, in order to induce SBC and SBC Sub to enter into the Investment Agreement and the Strategic Agreement, the Stockholders wish to agree
(i) to deliver to SBC an irrevocable proxy to Vote (as defined in Section 2 hereof) the Shares (as defined in Section 1 hereof) and any other such shares of capital stock of Prodigy so as to approve and adopt the Investment Agreement, the Strategic Agreement and the transactions contemplated thereby, the Transactions and the Charter and By-Law Amendments and (ii) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of Prodigy acquired hereafter and prior to the termination of the Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1.  Representations of Stockholders.  Each of the Stockholders
            -------------------------------
represents and warrants to SBC and SBC Sub that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and of record each of the shares of Common Stock, par value $0.01 per share (the "Prodigy Common Stock"), of Prodigy set forth opposite such Stockholder's name on Exhibit A hereto (such Stockholder's "Shares") free and clear of all Liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Investment Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting of any shares of capital stock of Prodigy and there are no Voting trusts or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is used in Rule 13d-3 of the Exchange Act) any shares of Prodigy Common Stock other than such Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of Prodigy or any security exercisable for or convertible into shares of capital stock of Prodigy, (c) such Stockholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception,
(d) other than filings under the Exchange Act, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Entity, in connection with the execution and delivery of this Agreement by such Stockholder, and (e) the execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, the certificate of incorporation or by-laws of such Stockholder or any or their comparable governing instruments or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any Contract to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any Lien on, or security interest in, any of the assets on properties of such Stockholder.

        2.  Agreement to Deliver Proxy.  Each of the Stockholders agrees
            --------------------------
to deliver to SBC on the date hereof an irrevocable proxy substantially in the form attached hereto as Exhibit B to Vote such Stockholder's Shares (a) in favor of adoption and approval of the Investment Agreement, the Strategic Agreement and the transactions contemplated thereby, the Transactions and the Charter and By-Law Amendments at every meeting of the stockholders of Prodigy at which such matters are considered and at every adjournment or postponement thereof, (b) against any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions, (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Prodigy or Operating Partnership under the Investment Agreement or the Strategic Agreement and (d) except for the Transactions and the Investment Agreement, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Prodigy or its Subsidiaries. The proxy delivered by each of the Stockholders pursuant to this
Section 2 shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law. For purposes of this Agreement, "Vote" shall include voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action (including, but not limited to, consenting in accordance with Section 228 of the Delaware General Corporation Law) or taking other action in favor of or against any action. "Voting" shall have a correlative meaning.

        3.  No Voting Trusts.  Each of the Stockholders agrees that they will
            ----------------
not, nor will they permit any entity under their control to, deposit any of its Shares or New Shares (as defined in Section 6 hereof) in a Voting trust or subject any of their Shares or New Shares to any arrangement with respect to the Voting of such Shares or New Shares other than agreements entered into with SBC or SBC Sub.

        4.  No Proxy Solicitations. Each of the Stockholders agrees that such
            ----------------------
Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control, (a) to solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to or competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions in accordance with the terms of the Investment Agreement, (b) to directly or indirectly encourage, initiate or cooperate in a stockholders' Vote or action by consent of Prodigy's stockholders in opposition to or in competition with the consummation of the Transactions, or (c) to become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Prodigy for the purpose of opposing or competing with the consummation of the Transactions; provided, that the foregoing shall not
                                  --------
restrict any director of Prodigy from taking any action such director reasonably believes after consultation with outside counsel is necessary to satisfy such director's fiduciary duty to stockholders of Prodigy.

        5. Transfer and Encumbrance. On or after the date hereof and during the
           ------------------------
term of this Agreement, each of the Stockholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Stockholder's Shares or New Shares.

        6. Additional Purchases. Each of the Stockholders agrees that such
           --------------------
Stockholder will not purchase or otherwise acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of any shares of Prodigy Common Stock after the execution of this Agreement ("New Shares"), nor will any Stockholder voluntarily acquire the right to Vote or share in the Voting of any shares of Prodigy Common Stock other than the Shares, unless such Stockholder agrees to deliver to SBC immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit C with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

        7. Agreement to Vote Shares. (i) SBC shall vote or cause any of its
           ------------------------
Subsidiaries to vote all shares of Class A Common Stock and Class B Common Stock owned or held of record by SBC or any of its Subsidiaries at any meeting of Prodigy stockholders held for such purpose in favor of electing three persons designated by the Stockholders in writing to SBC prior to such meeting (each such person, a "Stockholder Designee") as Class A Directors (as defined in the Restated Certificate of Incorporation) to the board of directors of Prodigy; provided, however, that at any time that a First Telmex/Carso Triggering Event
--------  -------
(as defined in the Restated Certificate of Incorporation) occurs, SBC shall vote or cause any of its Subsidiaries to vote such shares in favor of electing two Stockholder Designees as Class A Directors to the board of directors of Prodigy; provided, further, that at any time a Second Telmex/Carso Triggering Event (as
--------  -------
defined in the Restated Certificate of Incorporation) occurs, SBC shall vote or cause any of its Subsidiaries to vote such shares in favor of electing one Stockholder Designee as a Class A Director to the board of directors of Prodigy; provided, further, that at any time that a Third Telmex/Carso Triggering Event
--------  -------
(as defined below) occurs, SBC's obligation to vote or cause any of its Subsidiaries to vote such shares in favor of electing any Stockholder Designees as Class A Directors to the board of directors of Prodigy shall terminate. For purposes of this Agreement, "Third Telmex/Carso Triggering Event" means any time that Telefonos de Mexico, S.A. de C.V. ("Telmex") and Carso Global Telecom, S.A. de C.V. ("Carso"), acting separately or jointly, shall have transferred (other than to an Affiliate within the same corporate group) in the aggregate (i.e., together with all other shares of Prodigy Common Stock previously transferred by Telmex or Carso other than to an Affiliate within the same corporate group) a number of shares of Prodigy Common Stock constituting an aggregate of one hundred percent (100%) of the number of shares of Prodigy Common Stock owned or held of record by Telmex and Carso as of the date hereof (subject to adjustment in accordance with Article FOURTH, Clause (b)(iv) of the Restated Certificate of Incorporation); provided, that calculations of whether the Third Telmex/Carso
                --------
Triggering Event has occurred shall be made on the same basis as the calculations of whether First or Second Telmex/Carso Triggering Events have occurred in accordance with the Restated Certificate of Incorporation.

        (ii) If at any time there shall be a vacancy with respect to a Class A Director on the board of directors of Prodigy such that the number of Class A Directors on the board of directors of Prodigy does not include the number of Stockholder Designees provided for in Section 7(i) above, the Class B Directors shall vote to fill such vacancy with a Stockholder Designee in order to give effect to Section 7(i) above; provided that at any time that a Third
                              --------
Telmex/Carso Triggering Event occurs, the Class B Directors' obligation to vote to fill any such vacancies with a Stockholder Designee shall terminate.

        8. Specific Performance. Each party hereto acknowledges that it will be
           --------------------
impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

        9. Entire Agreement; Amendment; Waiver. This Agreement (including the
           -----------------------------------
exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

        10. Notices. All notices, requests, claims, demands or other
            -------
communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to SBC:

               SBC Communications Inc.
               175 East Houston Street
               San Antonio, Texas 78205
               Attention:  James S. Kahan
                           Senior Vice President
                           Corporate Development
               Telecopy:   210-351-5034

          With copies, which shall not constitute notice, to:

               SBC Communications Inc.
               175 East Houston Street
               San Antonio, Texas 78705
               Attention:  Senior Counsel - M&A
               Telecopy:  210-351-3488
               and

               Sullivan & Cromwell
               125 Broad Street
               New York, New York 10004
               Attention:   Joseph B. Frumkin
                            Keith A. Pagnani
               Telecopy:   (212) 558-3588

          If to a Stockholder, to the address or telecopy number set forth for such Stockholder on the signature page hereof:

          With a copy to:

               Prodigy Communications Corporation
               44 South Broadway
               White Plains, New York 10601
               Attention:  Andrea S. Hirsch
               Telecopy:   914-448-8198

or to such other Persons on addresses as may be designated in writing by the party to receive such notice as provided above.

        11.Miscellaneous.
           --------------

        (a)  Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
             -------------
PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

        (b)   Venue; WAIVER OF JURY TRIAL. The parties hereby irrevocably
              ---------------------------
submit to the jurisdiction of the courts of the State of Delaware and the Federal court of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents governed by Delaware law referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10 of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.


          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11 (b).

        (c)  Severability. In the event that any provision of the Agreement is
             ------------
held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the as set forth herein to the maximum extent feasible.

        (d)  Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        (e)  Termination. Except for Section 7, this Agreement shall terminate
             -----------
upon the earliest to occur of (i) the Closing, (ii) the date eighteen months after termination of the Investment Agreement unless the Investment Agreement is properly terminated by Prodigy pursuant to Section 7.4(b) thereof, in which case this Agreement shall terminate upon termination of the Investment Agreement and
(iii) the date specified
in a written agreement duly executed and delivered by SBC and each of the Stockholders. Section 7 of this Agreement shall terminate upon the earliest to occur of (i) the termination of the Investment Agreement, (ii) the date that a Third Telmex/Carso Triggering Event occurs, (iii) the date that a Third Class B Triggering Event (as defined in the Restated Certificate of Incorporation) occurs and (iv) the date specified in a written agreement duly executed and delivered by SBC and each of the Stockholders.

        (f)  Further Assurances. Each party hereto shall execute and deliver
             ------------------
such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

        (g)  Headings; Recitals. All Section headings and the recitals herein
             ------------------
are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (h)  THIRD PARTY BENEFICIARIES. NOTHING IN THIS AGREEMENT, EXPRESS OR
             -------------------------
IMPLIED, IS INTENDED TO CONFER UPON ANY THIRD PARTY ANY RIGHTS OR REMEDIES OF ANY NATURE WHATSOEVER UNDER OR BY REASON OF THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                              SBC Communications Inc.


                                              By: /s/ James S. Kahan
                                              ----------------------------
                                              Name:  James S. Kahan
                                              Title:  Senior Executive Vice
                                              President - Corporate Development


                                              THE STOCKHOLDERS:

                                              Carso Global Telecom, S.A. de C.V.


                                              By: /s/ Eduardo Valdes Acra
                                                  -------------------------

                                              Name:  Eduardo Valdes Acra
                                              Title:  Attorney-in-Fact
                                              Address: Insurgentes Sur 1500
                                                       Col. Pena Pobre Tlalpan
                                                       Mexico, D.F. 14060
                                              Telecopy: 011-525-520-1510

                                              Telefonos de Mexico, S.A. de C.V.


                                              By: /s/ Adolfo Cerezo Perez
                                                 -------------------------

                                              Name: Adolfo Cerezo Perez
                                              Title:  Chief Financial Officer
                                              Address: Parque Via 190
                                                       Col. Cuauhtemoc,
                                                       06599 Mexico,
                                                       D.F., Mexico
                                              Telecopy: 011-525-255-1011

                                                                     (EXHIBIT A)



                                  THE COMPANY
                              LIST OF STOCKHOLDERS

NAME                                                         # SHARES
----                                                         --------

Carso Global Telecom, S.A. de C.V.                           29,396,911
Telefonos de Mexico, S.A. de C.V.                            11,412,500

                                                                     (EXHIBIT B)


                                 FORM OF PROXY


          The undersigned, for consideration received, hereby appoints James S. Kahan or another representative of SBC Communications Inc. designated by him and each of them my proxies, with power of substitution and resubstitution, (i) to vote all shares of Common Stock, par value $0.01 per share, of Prodigy Communications Corporation, a Delaware corporation ("Prodigy"), owned by the undersigned (the "Shares") as of the date hereof at the Special Meeting of Stockholders of Prodigy to be held as soon as practicable after the date hereof and at any adjournment or postponement thereof (the "Special Meeting") FOR approval and adoption of (a) the Investment, Issuance, Contribution and Assumption Agreement, dated as of November 19, 1999 (the "Investment Agreement"), by and among Prodigy, Prodigy Transition Corporation, a Delaware corporation and a wholly owned subsidiary of Prodigy ("Prodigy Sub"), Prodigy Communications Limited Partnership, a Delaware limited partnership ("Operating Partnership"), SBC Communications Inc., a Delaware corporation ("SBC"), and SBC Internet Communications, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SBC ("SBC Sub"), (b) the Strategic and Marketing Agreement, dated as of November 19, 1999 (the "Strategic Agreement"), by and among, Prodigy, Operating Partnership, SBC and SBC Sub, and the transactions contemplated thereby, (c) the Restated Certificate of Incorporation and the Amended and Restated By-Laws (collectively, the "Charter and By-Law Amendments") and (d) the approval of the Investment Share Issuance, the Prodigy Contribution, the Unit Issuance and SBC Contribution and the other transactions contemplated by the Investment Agreement (collectively, the "Transactions"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions or (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Prodigy or Operating Partnership under the Investment Agreement or the Strategic Agreement or, (c) except for the Transactions and the Investment Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Prodigy or its Subsidiaries, (ii) if the Special Meeting is not held within five months of the date hereof, to consent with respect to such Shares in favor of adoption and approval of (a) the Investment Agreement, (b) the Strategic Agreement and the transactions contemplated thereby, (c) the Transactions and
(d) the Charter and By-Law Amendments and (iii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions or (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Prodigy or Operating Partnership under the Investment Agreement or the Strategic Agreement or, (c) except for the Transactions and the Investment Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Prodigy or its Subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of

November 19, 1999, among certain stockholders of Prodigy, including the undersigned, and SBC, terminates in accordance with its terms, at which time this proxy shall expire.

                                           Dated November 19, 1999


                                           ________________________________
                                           (Signature of Stockholder)


                                           ________________________________
                                           (Signature of Stockholder)

                                                                     (EXHIBIT C)


                                 FORM OF PROXY

          The undersigned, for consideration received, hereby appoints [insert names of SBC designees] and each of them my proxies, with power of substitution and resubstitution, (i) to vote the [insert number of shares] shares of Common Stock, par value $0.01 per share (the "New Shares"), of Prodigy Communications Corporation, a Delaware corporation ("Prodigy"), purchased or otherwise acquired by the undersigned, or for which the undersigned has voluntarily acquired the right to vote or share in the voting of such shares, since the execution of the Voting Agreement, dated as of November 19, 1999 (the "Voting Agreement"), by and among certain stockholders of Prodigy, including the undersigned, and SBC, at the Special Meeting of Stockholders of Prodigy to be held [insert date, time and place] and at any adjournment or postponement thereof (the "Special Meeting") FOR approval and adoption of (a) the Investment, Issuance, Contribution and Assumption Agreement, dated as of November 19, 1999 (the "Investment Agreement"), by and among Prodigy, Prodigy Transition Corporation, a Delaware corporation and a wholly owned subsidiary of Prodigy ("Prodigy Sub"), Prodigy Communications Limited Partnership, a Delaware limited partnership ("Operating Partnership"), SBC Communications Inc., a Delaware corporation ("SBC"), and SBC Internet Communications, Inc., a Delaware corporation and an indirect wholly owned subsidiary of SBC ("SBC Sub"), (b) the Strategic and Marketing Agreement, dated as of November 19, 1999 (the "Strategic Agreement"), by and among, Prodigy, Operating Partnership, SBC and SBC Sub, and the transactions contemplated thereby, (c) the Restated Certificate of Incorporation and the Amended and Restated By-Laws (collectively, the "Charter and By-Law Amendments") and (d) the approval of the Investment Share Issuance, the Prodigy Contribution, the Unit Issuance and SBC Contribution and the other transactions contemplated by the Investment Agreement (collectively, the "Transactions"), and AGAINST (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions or (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Prodigy or Operating Partnership under the Investment Agreement or the Strategic Agreement or, (c) except for the Transactions and the Investment Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Prodigy or its Subsidiaries, (ii) if the Special Meeting is not held within five months of the date hereof, to consent with respect to such New Shares in favor of adoption and approval of (a) the Investment Agreement, (b) the Strategic Agreement and the transactions contemplated thereby, (c) the Transactions and
(d) the Charter and By-Law Amendments and (iii) to withhold consents with respect to such Shares for (a) any action or agreement that would compete with, impede, interfere with or tend to discourage the Transactions or inhibit the timely consummation of the Transactions or (b) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Prodigy or Operating Partnership under the Investment Agreement or the Strategic Agreement or, (c) except for the Transactions and the Investment Agreement, any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of Prodigy or its

Subsidiaries. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement terminates in accordance with its terms.


                                         Dated ____________________, 199_


                                         ________________________________
                                           (Signature of Stockholder)


                                         ________________________________
                                           (Signature of Stockholder)